                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                             ExecuStay Corporation
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                             EXECUSTAY CORPORATION


    7595 Rickenbacker Drive, Gaithersburg, Maryland 20879 -- (301-948-7300)


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 14, 1998

TO THE STOCKHOLDERS OF EXECUSTAY CORPORATION:

Notice is hereby given that the Annual Meeting of the Stockholders of ExecuStay Corporation will be held at the Gaithersburg Hilton, 620 Perry Parkway, Gaithersburg, Maryland, on Thursday, May 14, 1998 at 10:30 a.m., local time, for the following purposes:

         1. To elect directors to serve until the next Annual Meeting of Stockholders.

         2. To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 20, 1998 are entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at the Company's principal offices located at 7595 Rickenbacker Drive, Gaithersburg, Maryland.

                                         By Order of the Board of Directors

                                         /s/ ROBERT W. ZAUGG
                                         Robert W. Zaugg
                                         Executive Vice President,
                                         Chief Operating Officer
                                         and Secretary



Gaithersburg, Maryland
April 14, 1998

IMPORTANT: PLEASE FILL-IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE POST-PAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                               PROXY STATEMENT

             --------------------------------------------------

                       ANNUAL MEETING OF STOCKHOLDERS
                                     OF
                            EXECUSTAY CORPORATION

         The accompanying proxy is solicited by the Board of Directors of ExecuStay Corporation (the "Company") for use at its Annual Meeting of Stockholders to be held on May 14, 1998, at the Gaithersburg Hilton, 620 Perry Parkway, Gaithersburg, Maryland 20879, at 10:30 a.m., local time, or any adjournment or postponement of the meeting, for the purposes described below and in the accompanying Notice of Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The principal executive offices of the Company are at 7595 Rickenbacker Drive, Gaithersburg, Maryland 20879. The Company's telephone number at the location is (301) 948-7300. The date of this Proxy Statement is April 14, 1998, the approximate date on which these proxy solicitation materials and the Annual Report to Stockholders for the fiscal year ended December 31, 1997, including financial statements, were first sent or given to stockholders entitled to vote at the meeting.

         In addition, to solicitation by mail, Management may use the services of its directors, officers and others to solicit proxies, personally or by telephone, telegram, facsimile or electronic mail. No additional compensation will be paid to directors, officers or other regular employees for such services. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket and clerical expenses they incur.

RECORD DATE, VOTING AND REVOCABILITY OF PROXIES

         The Company had outstanding on March 20, 1998 (the "Record Date"), 7,028,955 shares of Common Stock, $.01 par value, all of which are entitled to vote on all matters to be acted upon at the meeting. The Company's Bylaws provide that a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for transaction of business. Each stockholder is entitled to one vote for each share held on the Record Date. If no instructions are given on the executed Proxy, the Proxy will be voted for all nominees and in favor of all proposals described. Stockholders who sign and return the Proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company.

         For the election of directors, a plurality of the votes present and entitled to vote is required for approval if a quorum is present. An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares represented at the meeting for purposes of determining the presence of a quorum. Each is tabulated separately. Abstentions and broker non-votes will not be counted for purposes of determining the number of votes cast for a proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 20, 1998 by each person who is known by the Company to own beneficially more than 5% of the Common Stock, each director, nominee and executive officer of the Company named in the Summary Compensation Table and all directors and executive officers of the Company as a group. Unless otherwise noted, the stockholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them.

                                                                                                       PERCENTAGE OF
                                                                      NUMBER OF SHARES                  OUTSTANDING
 NAME AND ADDRESS OF BENEFICIAL OWNER (1)                          BENEFICIALLY OWNED (2)                  SHARES
 ----------------------------------------                          ----------------------          ---------------------
 Gary R. Abrahams (3)...................................                 1,190,250                         16.93%
 Marc B. Kaplan (3).....................................                 1,189,250                         16.92
 Robert W. Zaugg (3)....................................                 1,187,500                         16.89
 Benny E. Anderson (3)..................................                   190,500                          2.71
 Joseph C. Porpiglia (3)................................                     7,250                            *

 All executive officers and directors
 as a group (seven persons)(3)..........................                 3,765,250                         53.42

----------------------------

*        Indicates ownership of less than 1% of the Company's Common Stock.

(1) The business address of the executive officers of the Company is 7595 Rickenbacker Drive, Gaithersburg, Maryland 20879.

(2) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and generally include voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of the date hereof ("Currently Exercisable Options") are deemed outstanding for computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of Common Stock indicated.

(3) Includes 1,750 shares beneficially owned by Mr. Kaplan and includes the following shares that may be acquired within 60 days through the exercise of stock options: Mr. Abrahams, 2,750; Mr. Anderson, 3,000; Mr. Porpiglia, 7,250; and all executive officers and directors as a group, 18,000.

                              CERTAIN TRANSACTIONS


HEADQUARTERS AND WAREHOUSE LEASE

         In August 1993, the Company entered into a 20-year lease with 7595 Rickenbacker LLC, which is owned in equal shares by Messrs, Abrahams, Zaugg and Kaplan, who are directors, executive officers and principal stockholders of the Company. Under the terms of the lease, the Company leases approximately 38,000 square feet at 7595 Rickenbacker Drive, Gaithersburg, Maryland 20879, which is used as the Company's headquarters and primary warehouse facility, at a current rental rate of approximately $21,400 per month. The rental rate is subject to annual increases based upon the consumer price index for the Washington metropolitan area. The Company must bear all maintenance and repair costs and pay utilities, property taxes and insurance for the premises. The Company believes that the terms of the lease, including the rental rate, are at least as favorable to the Company as those which could have been negotiated with an unaffiliated third party.

COMPANY LOAN GUARANTEE

         The Company has guaranteed a loan from a commercial bank to 7595 Rickenbacker LLC, which is owned by Messrs, Abrahams, Zaugg and Kaplan, the proceeds of which were used to purchase the building that is leased by the Company and used as its headquarters. The outstanding balance on this loan was $929,500 at December 31, 1997.

PROPOSAL NUMBER 1
                             ELECTION OF DIRECTORS

                 The following persons have been nominated to serve as directors of the Company until the next Annual Meeting of Stockholders:

NAME OF DIRECTOR                AGE     DIRECTOR SINCE      TERM EXPIRES
----------------                ---     --------------      ------------
Gary R. Abrahams                 45     June 1997    *          1998
Marc B. Kaplan                   49     June 1997    *          1998
Robert W. Zaugg                  53     June 1997    *          1998
David S. Santee (1)(2)           38     June 1997               1998
Stuart C. Siegel (1)(2)          54     June 1997               1998

-------------------

*During the period of 1986-1988, Mr. Abrahams, Mr. Kaplan and Mr. Zaugg co-founded the operating subsidiaries of the Company. They have been directors of the subsidiaries since inception.

(1) Compensation Committee member
(2) Audit Committee member

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.

         GARY R. ABRAHAMS. Mr. Abrahams is the Company's Chief Executive Officer, President, a Director and a co-founder of the Company. He was an executive officer of Horizon Financial Corporation in Washington, D.C. from 1983 to 1987, was employed by Standard Federal Savings & Loan in Gaithersburg, Maryland from 1979 to 1983, and by Ernst & Ernst from 1975 to 1978.

         MARC B. KAPLAN. Mr. Kaplan is the Company's Chief Financial Officer, Treasurer, a Director and a co-founder of the Company. He was president of Horizon Financial Corporation from 1983 to 1987, was employed by Standard Federal Savings & Loan from 1976 to 1983, and by Arthur Young & Company from 1972 to 1976.

         ROBERT W. ZAUGG. Mr. Zaugg is the Company's Chief Operating Officer, Secretary, a Director and a co-founder of the Company. He was an executive officer of Horizon Financial Corporation from 1983 to 1987, was employed by Standard Federal Savings & Loan from 1975 to 1983, by Equitable Federal Savings from 1972 to 1974, and by Peat, Marwick, Mitchell & Company from 1968 to 1972.

         DAVID S. SANTEE. Mr. Santee has been a Director of the Company since June 1997. Since 1994, he has served as Division Vice President of Equity Residential Properties Trust ("Equity Properties"), a publicly traded REIT, where he is responsible for the operations of over 115 properties. Before joining Equity Properties in 1994, Mr. Santee was Vice President of Summit Properties, another publicly traded REIT. From 1893 to 1992, Mr. Santee worked for R&B Realty Group in various capacities.

         STUART C. SIEGEL. Mr. Siegel has been a Director of the Company since June 1997. For the last fifteen years, he has served as Chairman of the Board of Directors and Chief Executive Officer of S & K Famous Brands, Inc., a menswear retailer.

                               PERFORMANCE GRAPH

         The following graph compares the Cumulative Total Return of the Company's Common Stock, assuming reinvestment of dividends, if any, with the CRSP Total Return Index for the Nasdaq Stock Market and an index of peer companies (Globe Business Resources, Inc. and Extended Stay America) selected by the Company. Since the Company's initial public offering occurred on August 27, 1997 the comparison of Cumulative Total Return is presented for the period August 27, 1997 through December 31, 1997.

         The graph is constructed on the assumption that $100 was invested on August 27, 1997 in each of the Company's common stock, the CRSP Total Return Index for the Nasdaq Stock Market and the Peer Group common stock.


                                    [CHART]


                                August 27, 1997         December 31, 1997
                                ---------------         -----------------
ExecuStay Corporation               100.00                     97.50
CRSP Total Return Index             100.00                     98.87
Peer Group                          100.00                     97.69

                            DIRECTOR'S COMPENSATION

         Directors who are employees of the Company do not receive any compensation for their service as directors. The Company reimburses each director who is not an employee of the Company, for out-of-pocket expenses incurred to attend meetings. The two non-employee directors have each been granted an option to purchase 10,000 shares of Common Stock at $10.00 per share (the initial public offering price) under the ExecuStay Corporation 1997 Incentive and Stock Option Plan ("the Plan"). Any non-employee director first elected to the Board of Directors after August 27, 1997 (the initial public offering date) will be granted an option to purchase 10,000 shares. In addition, each non-employee director will be granted an additional option to purchase 10,000 shares at the fourth anniversary of the initial grant if he or she is then still serving as a director. The exercise price will be the market price of the Company's Common Stock on the date of grant. Options to non-employee directors vest in 25% increments, starting on the date of grant and thereafter on each anniversary of such grant.


               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held two meetings (one in the post initial public offering period) during the fiscal year ended December 31, 1997. All members of the Board of Directors attended the meetings held while such members were Directors of the Company. Standing committees of the Board include the Audit Committee and the Compensation Committee. The Company does not have a Nomination Committee.

         The Audit Committee's principal responsibilities consist of (a) recommending the selection of independent accountants (b) reviewing the scope of the audit conducted by such auditors, as well as the results of the audit itself and (c) reviewing the Company's internal accounting and audit procedures and financial reporting activities. The Audit Committee was formed in June 1997. No meetings were held during fiscal 1997.

         The Compensation Committee oversees and administers the compensation of the Company's executive officers and administers the Company's 1997 Incentive and Stock Option Plan. No meetings were held during fiscal 1997.

                       COMPENSATION OF EXECUTIVE OFFICERS
                           SUMMARY COMPENSATION TABLE

         The following table sets forth information for the Company's fiscal years ended December 31, 1997 and 1996 concerning the compensation of the Company's Chief Executive Officer and each of the four most highly compensated executive officers who were serving as executive officers at the end of the latest fiscal year.

                                                                         LONG-TERM
                                                                       COMPENSATION              ALL OTHER
      NAME AND                           SALARY                    COMPENSATION SHARES         COMPENSATION
  PRINCIPAL POSITION         YEAR          $         BONUS        UNDERLYING OPTIONS (1)           $ (2)
  ------------------         ----      ---------     -----        ----------------------       -------------
 Gary R. Abrahams            1997       100,000        -                     -                       1,026
 Chief Executive             1996        99,615        -                     -                         780
 Officer and President


 Benny Anderson              1997       100,000        -                  12,000                       570
 Executive Vice-             1996        99,157        -                     -                         660
 President


 Marc B. Kaplan              1997       100,000        -                     -                       1,026
 Executive Vice-             1996        99,615        -                     -                         780
 President, Chief
 Financial Officer, and
 Treasurer


 Robert W. Zaugg             1997       100,000        -                     -                       1,026
 Executive Vice-             1996        99,615        -                     -                         780
 President, Chief
 Operating Officer and
 Secretary


 Joseph C. Porpiglia         1997        82,240      27,430               29,000                       817
 Senior Vice-President       1996        80,000      13,663                  -                           0




(1)      Represents options granted pursuant to the Company's Stock Option
         Plan.

(2) Unless otherwise indicated, amounts disclosed in this column represent Company contributions under the Company's 401 (K) Savings Plan to each of the named executive officers.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR


         The following table summarizes option grants under the Plan made by the Company to each of its executive officers in 1997.

                                                                                    Potential Realizable Value
                                          Percentage                                At Assumed Annual Rates of
                         Number of         of Total                                Stock Price Appreciation for
                        Securities         Options                                        Option Term (3)
                        Underlying        Granted to    Exercise or                       ---------------
                          Options         Employees     Base Price     Expiration
        Name          Granted (#)(1)      in 1997(2)      ($/Sh)          Date         5%($)        10%($)
        ----          ---------------    -----------      ------          ----       ---------     --------
 Mr. Abrahams                    0            - %         $      -             -     $       -     $      -
 Mr. Kaplan                      0            -                  -             -             -            -
 Mr. Zaugg                       0            -                  -             -             -            -
 Mr. Anderson               12,000 (4)      6.4              10.00       8/27/07        75,467      191,249
 Mr. Porpiglia              29,000 (4)     15.5              10.00       8/27/07       182,379      462,185


------------------------

(1) Each option represents the right to purchase one share of Common Stock. The options vest in annual cumulative 25% installments over a period of three years beginning on the date of grant and continuing on each of the first three anniversaries from the grant date. Each option grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share over a ten year period of time.

(2) In 1997, the Company granted employees options to purchase an aggregate of 186,850 shares of Common Stock.

(3) The compounding assumes a ten year exercise period for all option grants. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the Company's future Common Stock prices. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

(4)      Stock options granted to employees on August 27, 1997.

                             YEAR-END OPTION TABLE


         The following table sets forth certain information concerning options to purchase Common Stock exercised by the executive officers named in the Summary Compensation Table above during fiscal year 1997 and the number and value of unexercised stock options held by such officers as of December 31, 1997.

             AGGREGATED VALUE OF OPTIONS HELD AT DECEMBER 31, 1997

                                Number of Unexercised                        Value of Unexercised
                                   Options Held at                         In-the-Money Options Held
                                  December 31, 1997                         at December 31, 1997 (1)
                         -----------------------------------         -----------------------------------
          Name             Exercisable      Unexercisable              Exercisable       Unexercisable
                           -----------      -------------              -----------       -------------
 Gary R. Abrahams                    0                  0              $         0        $          0
 Marc B. Kaplan                      0                  0                        0                   0
 Robert W. Zaugg                     0                  0                        0                   0
 Benny E. Anderson               3,000              9,000                        0                   0
 Joseph C. Porpiglia             7,250             21,750                        0                   0

--------------------

(1) "Value" has been determined based on the difference between the last sale price of the Company's Common Stock as reported by the Nasdaq Market System on December 31, 1997 ($9.75) and the per share option exercise price, multiplied by the number of shares subject to the in-the-money options.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


         The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on matters of the Company's compensation philosophy and recommends salaries, incentives and other forms of compensation for directors, officers and other employees of the Company. The Compensation Committee also is responsible for the administration of the Company's 1997 Incentive and Stock Option Plan (the "Plan"). The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers in fiscal year 1997.

         General Compensation Policy. The Company is committed to attracting, hiring and retaining an experienced management team that can successfully develop the Company's services and penetrate target markets. The fundamental policy of the Compensation Committee is to provide the Company executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and long-term stockholder interest as well as the officers' personal performance.
It is the Compensation Committee objective to have a portion of each executive officer compensation contingent upon the Company performance as well as upon such executive officer's own level of performance. Beginning in 1998, the compensation package for each executive officer will be comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry (ii) bonus contingent upon specific corporate and individual milestones and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders. Through the end of 1997, the compensation package of each executive officer was primarily comprised of base salary.

         Base Salary. The base salary is established as a result of the Committee's analysis of each executive officer's individual performance during the prior year, the overall performance of the Company during the prior year and historical compensation levels within the executive officer group. The Committee believes executive salaries must be sufficient to attract and retain key individuals. Salaries are based on experience level and are intended to be competitive with median salaries paid to comparable executives in similar positions at other companies.

         Long-Term Incentive Compensation. Long-term incentives are provided through grants of stock options. The grants are designed to align the interest of each executive officer with those of the stockholders and provide each individual with an incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Stock options are generally granted to executive officers at the time they are elected. In determining the number of shares subject to stock option grants, the Committee takes into consideration the job responsibilities, experience and contributions of the individual as well as the recommendations of the Chief Executive Officer. The stock options generally vest in 25% increments beginning on the date of grant and continuing on each of the first three anniversaries of the grant date.
Each option grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share over a ten year period of time.

         CEO Compensation. The Compensation Committee's determination of the Chief Executive Officer's salary, bonus and stock option grants follow the policies set forth above for all executive's compensation. The Committee seeks to establish a level of base salary competitive with that paid by companies within the industry which are of comparable size, and a bonus contingent upon the Company's performance and stock price appreciation.

         Compliance with Internal Revenue Code Section 162(m).  As a result of
Section 162 (m) of the Internal Revenue Code of 1986, as amended, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance based compensation will not have to be taken into account for purposes of this limitation. The Committee believes that option granted the Plan will meet the requirements for qualifying as performance based.

         The Compensation Committee does not expect that the compensation to be paid to the Company's executive officers for the 1998 calendar year will exceed the $1 million limit per officer. Accordingly, the Committee believes that this section will not affect the tax deductions available to the Company.



                                       DAVID S. SANTEE, and
                                       STUART C. SIEGEL

                                       The Members of the Compensation Committee of the Board of Directors

                                 OTHER MATTERS

         The Company's management knows of no matters other than the foregoing which will be presented for action at the meeting. If any other matters properly come before the meeting, or any adjournments, the person or persons voting the management proxies will vote them in accordance with their best judgment.

                      APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has not selected a firm to serve as independent auditors for the fiscal year ended December 31, 1998. The Board of Directors is evaluating independent auditors and will make its selection as soon as is practicable after the Annual Meeting. Grant Thornton LLP has served as independent auditors of the Company for the fiscal year ended December 31, 1997. The Board of Directors has invited representatives of Grant Thornton LLP to attend the Annual Meeting, to have the opportunity to make a statement if he or she desires, and to respond to appropriate questions.

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE - Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers and persons who beneficially own more than 10% of the Company's Common Stock to file reports of holdings and transactions in the Company's equity securities with the Securities and Exchange Commission. Based solely on a review of the copies of such reports furnished to the Company and written representation from the executive officers and directors, the Company believes that all Section 16 (a) filing requirements applicable to its executive officers and directors and greater than 10% beneficial owners were complied with respect to 1997.

         ANNUAL REPORT (FORM 10-K) - The Company undertakes, on written request and without charge, to provide each person from whom the accompanying Proxy is solicited with a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission, including the financial statements and schedules. Copies of exhibits not included in the Form 10-K are also available, on written request, at the Company's cost therefore. Requests should be addressed to ExecuStay Corporation, 7595 Rickenbacker Drive, Gaithersburg, Maryland 20879, Attention:
Secretary.

         FUTURE SHAREHOLDER PROPOSALS - Shareholders who wish to submit proposals for inclusion in the proxy statement and for consideration at the annual meeting must do so on a timely basis. In order to be included in the proxy statement for the 1999 annual meeting, proposals must relate to proper subjects and must be received by the Corporate Secretary, ExecuStay Corporation, 7595 Rickenbacker Drive, Gaithersburg, MD 20879, before December 1, 1998.

By order of the Board of Directors

/s/ ROBERT W. ZAUGG
Robert W. Zaugg
Executive Vice President,
Chief Operating Officer
and Secretary


April 14, 1998

                              EXECUSTAY CORPORATION

                 PROXY FOR THE 1998 ANNUAL STOCKHOLDERS MEETING

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Marc B. Kaplan and Robert W. Zaugg, and each of them, with power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of ExecuStay Corporation to be held on May 14, 1998, and at all adjournments thereof, as specified below on the matters referred to and, in their discretion, upon any other matters which may be brought before the meeting:

1.  ELECTION OF DIRECTORS:        [ ] FOR all nominees                                [ ]  WITHHOLD AUTHORITY
                                      (except as marked to the contrary below)             to vote for all nominees

               TO WITHHOLD AUTHORITY FOR A SPECIFIC NOMINEE, PLACE A LINE THROUGH HIS NAME BELOW:

               GARY R. ABRAHAMS, MARC B. KAPLAN, DAVID S. SANTEE, STUART C. SIEGEL, ROBERT W. ZAUGG

2.  TO VOTE WITH DISCRETIONARY AUTHORITY ON ANY OTHER MATTER THAT MAY PROPERLY COME
    BEFORE THE MEETING

                         (Continued on reverse side)

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                           (Continued from other side)

            This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for all of the directors named in proposal 1.

            When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                               Dated: __________________ 1998

                                               _______________________________
                                                       Signature

                                               _______________________________
                                                   Signature if held jointly

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.